SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2005


                              OCG TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         0-5186                                          13-2643655
 (Commission File Number)                   (I.R.S. Employer Identification No.)

                               56 Harrison Street
                                    Suite 501
                          New Rochelle, New York 10801
               (Address of Principal Executive Office) (Zip Code)


                                 (914) 576-8457
              (Registrant's Telephone Number, Including Area Code)


               Former name, former address and former fiscal year,
                          if changed since last report.

                         ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

         On March 16, 2005, OCG Technology, Inc. ("OCGT") entered into an Agreement and Plan of Merger with CenterStaging Musical Productions, Inc. ("CMPI") pursuant to which OCGT will acquire CMPI in exchange for OCGT's issuance of approximately 167,763 shares of newly-created OCGT Series F Preferred stock (the "Exchange"), which will be convertible into OCGT common shares at the conversion rate of 10,000-to-1. Upon the closing of the Exchange, CMPI will become a wholly owned subsidiary of OCGT. The Exchange will result in a change of control of OCGT, since the former stockholders of CMPI in the Exchange will acquire approximately 96% of OCGT's voting power.

CMPI is engaged in the business of providing studio and equipment rental and performing production services to musicians and production companies nationwide on both a short-term and long-term basis. CMPI has more than 50 employees, with locations in Burbank, California and Bensalem Pennsylvania (30 miles from Philadelphia). As a condition to the closing of the Exchange, it was agreed that 100% of the shares of PrimeCare Systems, Inc. ("PSI") owned by OCGT will be distributed prior to the closing as a dividend to OCGT stockholders of record on March 22, 2005 (the "Record Date"). Pursuant to the dividend distribution, approximately 69,901,121 shares of PSI common stock will be issued to such OCGT stockholders on the basis of one share of PSI common stock for each share of OCGT common stock owned on the Record Date. PSI will file a registration statement with the Securities and Exchange Commission with respect to the dividend distribution. Only those stockholders who owned OCGT shares on the Record Date will be entitled to receive PSI shares in the dividend distribution.

         As an additional condition to the closing, OCGT will cause PSI to offer, as of the Record Date, to each holder on such date of options, warrants or other rights to subscribe for or purchase OCGT Common Stock ("OCGT Stock Rights"), in exchange therefor, an option, warrant or similar right to subscribe for or purchase an equivalent number of shares of stock of PSI on substantially the same terms and conditions as those contained in such corresponding OCGT Stock Rights (the "Exchange Offer"). The Exchange Offer will occur as of, and shall be conditioned upon, the closing of the Exchange. As of the Record Date, there were OCGT Stock Rights outstanding to purchase 18,836,262 shares of OCGT common stock, exercisable at prices ranging between $.02 and $.25 per share. OCGT and PSI are offering each and every holder of the OCG Stock Rights, a warrant to purchase one share of PSI common stock for each OCGT Stock Right held, in exchange for and cancellation of such Stock Rights. As a result, after the closing, PSI may have as many as 18,836,262 options, warrants and other rights outstanding to purchase PSI Common stock at prices ranging between $.02 and $.25 per share.

         The agreement with CMPI also provides that, prior to the closing of the Exchange, OCGT will contribute all of its assets to PSI in consideration for PSI assuming all of OCGT's liabilities.

         As part of the transactions contemplated by the Agreement, CMPI has advanced to OCGT $100,000 to date and agreed to advance OCGT an additional $75,000 prior to the closing and to pay PSI, at the closing, an amount equal to the difference between the $200,000 and the total amount of the advances. The advances will be forgiven upon the closing.

         In connection with the closing of the Exchange, four new members will be appointed to OCGT's Board of Directors and Edward C. Levine will resign as a director and as president/treasurer/CFO of OCGT, Jeffrey P. Nelson will resign as a director and as vice president/secretary of OCGT, Jarema S. Rakoczy will resign as a director of OCGT and Nathan Nebbe will resign as a director of OCGT.

         OCGT expects to complete the Exchange within approximately 3 days after the effective date of the Registration Statement registering the PSI shares distributed, subject to the conditions described above and other customary closing conditions.

Item 9.01  Financial Statements and Exhibits.

         (c)      Exhibits.
                  --------

                  There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which are incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OCG TECHNOLOGY, INC.

                                       By: /s/ EDWARD C. LEVINE
                                           -------------------------------------
Dated: March __, 2005                      Edward C. Levine, President

                                Index to Exhibits
                                -----------------

Exhibit No.                            Description
-----------       --------------------------------------------------------------

   4.1 Form of Certificate of Designations Creating Series F Preferred Stock of OCG Technology, Inc.

  10.1 Agreement and Plan of Merger dated as of March 16, 2005, by and among OCGT Technology, Inc., CenterStaging Musical Productions, Inc. and the other parties named therein.